EXHIBIT 32.1

FIRST FARMERS AND MERCHANTS CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Farmers and Merchants Corporation (the “Company”) on Form 10-K for the year ended December 31, 2013, as amended through the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 9, 2014	\s\ T. Randy Stevens
T. Randy Stevens, Chief Executive Officer

Date: September 9, 2014	\s\ Patricia P. Bearden
Patricia P. Bearden, Treasurer (principal financial officer)